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                                                                    EXHIBIT 10-I

                                COTTER & COMPANY
                    LONG-TERM INCENTIVE COMPENSATION PROGRAM
                      FOR EXECUTIVE MANAGEMENT  (AMENDED)



1.  PURPOSE:

    To attract, motivate, and retain Officers with the talents and commitment essential to the long-term success of the Company.


2.  EMPLOYEES ELIGIBLE FOR THIS COMPENSATION PROGRAM:

    Certain Officers and other selected employees of the Company who are in a position to contribute substantially to the long-term success of the Company (Participants).

    The following officers of the Company shall participate:

            (a)       President and Chief Executive Officer (CEO);
            (b)       Vice Presidents;

    Additional Participants may be recommended by the President and shall become Participants upon approval by the Board of Directors.


3.  LONG-TERM INCENTIVE COMPENSATION:

    (a) The Management Development and Compensation Committee (Committee) of the Board of Directors and CEO shall determine the performance measure, or measures, to be used in earning payments (Incentive Compensation) for all Participants in this Program. If more than one performance measure is used, each measure shall be allocated a percentage which together shall total one hundred percent. Each complete period under this Program shall be three calendar years (Program Period).

    (b) The Committee and the CEO shall determine threshold, target, and maximum performance levels for each performance measure, for each Participant. Incentive Compensation shall be paid to each Participant for the performance levels achieved for each measure.

    (c) The Committee shall have the authority to adjust the performance measure(s) as necessary to reflect the impact of extraordinary occurrences which were not anticipated when the performance measure(s) were determined by the Committee and the CEO.

    (d) Incentive Compensation shall be paid during the first calendar quarter of the next succeeding calendar year after the financial results for a Program Period have been determined.


4.  ELIGIBILITY FOR PAYMENT OF INCENTIVE COMPENSATION:

    (a) Participants will be eligible to receive a payment for all or part of a Program Period if the Participant: (i) was employed by the Company at the beginning of the Program Period, and is employed, including on an approved leave of absence, on the last day of such Program Period, or on the day the present Program is terminated or amended; (ii) becomes permanently disabled during such Program Period; (iii) retires during such Program Period after attaining age 55 and completing 10 years of employment with the Company, or after attaining age 65; (iv) dies during a Program Period; or (v) terminates employment with the Company after the completion of two calendar years in any Program Period for any reason other than voluntary resignation or the theft of cash or property from the Company.
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          If a Participant was not employed by the Company for the entire
          Program Period and the performance measure has been achieved for the part worked, then the amount of Incentive Compensation to be paid to the Participant (or the Participant's designated beneficiary or estate) under this Section 4 shall be the amount which is the Participant's annual salary at that time, exclusive of any other incentive plans, multiplied by the percentage that is the number of complete calendar years actually worked in the Program Period divided by three years, multiplied by the Participant's applicable performance level percentages for the completed calendar year(s).


5.  ADMINISTRATION OF PROGRAM:

    (a) The Committee and CEO shall be responsible for the administration of this Program, and shall:

          (i) determine all conditions of eligibility, performance measures and levels, and payments of Incentive Compensation for each Program Period.

          (ii) submit to the Board of Directors, for information and review, a report of the Incentive Compensation to be paid in accordance with the provisions of this Program.

          (iii) amend, modify, suspend or terminate this Program, at any time it deems such action to be in the best interests of the Company.

    (b) The judgment of the CEO and Committee in making any determination hereunder, shall be conclusive and binding upon all Participants, other employees of the Company, and their heirs, executors, personal representatives and assigns.


6.  EMPLOYMENT STATUS:

    This Program shall not be a guarantee of present or future employment, the nature, character or duties of any job, or the present salary, of any Participant.





/s/ DANIEL A. COTTER      /  11/7/94        /s/ JERRALD T. KABELIN / 11/7/94
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Daniel A. Cotter                Date        Jerrald T. Kabelin          Date
President and Chief Executive Officer       Chairman of the Board